SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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VWF Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 13, 2022

Dear Fellow Stockholder:

The annual meeting of stockholders of VWF Bancorp, Inc., the holding company for Van Wert Federal Savings Bank, will be held at Willow Bend Country Club, located at 579 Hospital Drive, Van Wert, Ohio, at 2:00 p.m., local time, on Wednesday, November 16, 2022. The notice of annual meeting and the proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. This will be our first annual meeting since we completed our initial public offering in July.

It is important that your shares are represented at this meeting, regardless of the number of shares you own. To ensure your shares are represented, we urge you to vote promptly by completing and mailing the enclosed proxy card or by voting via the Internet. Internet voting instructions appear on the enclosed proxy card.

Sincerely,

Gary L. Clay	Mark K. Schumm
Executive Chairman of the Board	President and Chief Executive Officer

VWF BANCORP, INC.

976 South Shannon Street

Van Wert, Ohio 45891

(419) 238-9662

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	Wednesday, November 16, 2022
2:00 p.m., local time

PLACE	Willow Bend Country Club
579 Hospital Drive
Van Wert, Ohio

ITEMS OF BUSINESS	(1)To elect one director to serve for a term of three years;

(2) To ratify the appointment of FORVIS, LLP to serve as the independent registered public accounting firm for the fiscal year ending June 30, 2023; and

(3)

To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting. (Note: The Board of Directors is not aware of any other business to come before the meeting.)

RECORD DATE	To be eligible to vote, you must have been a stockholder as of the close of business on September 23, 2022.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet or by mail by completing the accompanying proxy card and returning it in the enclosed self-addressed envelope. Voting instructions are printed on the proxy card. You may revoke a proxy at any time before its exercise at the meeting by following the instructions in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Jon Bagley
Corporate Secretary

Van Wert, Ohio
October 13, 2022

VWF BANCORP, INC.

PROXY STATEMENT

FOR

2022 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

VWF Bancorp, Inc. is the holding company for Van Wert Federal Savings Bank. In this proxy statement, we may also refer to VWF Bancorp, Inc. as “VWF Bancorp,” the “Company,” “we,” “our” or “us” and to Van Wert Federal Savings Bank as “Van Wert Federal” or the “Bank.”

We are providing this proxy statement to you in connection with the solicitation of proxies by our Board of Directors for the 2022 annual meeting of stockholders and for any adjournment or postponement of the annual meeting. We will hold the annual meeting at Willow Bend Country Club, located at 579 Hospital Drive, Van Wert, Ohio, on Wednesday, November 16, 2022, at 2:00 p.m., local time.

We intend to mail this proxy statement and a proxy card to stockholders of record beginning on or about October 13, 2022.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 16, 2022

This proxy statement is available at www.annualgeneralmeetings.com/VWFB. Also available at this website address is our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which includes the audited consolidated financial statements for the fiscal year ended June 30, 2022.

INFORMATION ABOUT VOTING

Who May Vote at the Meeting

You are entitled to vote your shares of VWF Bancorp common stock if our records show that you held your shares as of the close of business on September 23, 2022. As of the close of business on that date, a total of 1,922,924 shares of common stock were outstanding. Each share of common stock has one vote.

Our Articles of Incorporation provide that record holders of our common stock who beneficially own, either directly or indirectly, more than 10% of our outstanding shares of common stock are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Ownership of Shares

You may own your shares of VWF Bancorp common stock in one or more of the following ways:

●	Directly in your name as stockholder of record;
●	Indirectly through a broker, bank or other holder of record in “street name;” or
●	Indirectly through the Van Wert Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”).

If your shares are registered directly in your name, you are the holder of record of those shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us to vote at the annual meeting or you may vote in person at the annual meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Refer to the instruction form provided by your broker, bank or other holder of record that accompanies your proxy materials. If you want to vote your shares of common stock held in street name in person at the annual meeting, you must obtain a written proxy in your name from the broker, bank or other holder who is the record holder of your shares.

If you own shares of common stock indirectly through the ESOP, see “Participants in the ESOP” below.

Attending the Meeting

Stockholders are invited to attend the annual meeting. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. Examples of proof of ownership are a recent brokerage account statement or a letter from your bank or broker.

Quorum and Vote Required

Quorum. We will have a quorum and be able to conduct the business of the annual meeting if a majority of the outstanding shares of VWF Bancorp common stock entitled to vote, represented in person or by proxy, are present at the meeting.

Votes Required for Proposals. In voting on the election of directors (Item 1), you may vote in favor of the nominees or withhold your vote as to the nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is one.

In voting on the ratification of the appointment of the independent registered public accounting firm (Item 2), you may vote in favor of the proposal, vote against the proposal, or abstain from voting. The affirmative vote of a majority of the votes cast at the annual meeting and entitled to vote is required to approve this proposal.

Effect of Not Casting Your Vote

If you hold your shares in street name through a broker, bank or other nominee of record, it is critical that you cast your vote if you want it to count in the election of directors (Item 1). Your broker, bank or other holder of record does not have discretion to vote your uninstructed shares with respect to this matter. Therefore, if you hold your shares in street name and you do not instruct your broker or other holder of record on how to vote on Item 1, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your broker, bank or other holder of record, however, does have discretion to vote any uninstructed shares on the ratification of the appointment of the independent registered public accounting firm (Item 2). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

How We Count the Votes

If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In counting votes for the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the appointment of the independent registered public accounting firm, we will not count abstentions and broker non-votes as votes cast. Therefore, abstentions and broker non-votes will have no effect on the outcome of the vote on the proposal.

Voting by Proxy

We are sending you this proxy statement to request that you allow your shares of VWF Bancorp common stock to be represented at the annual meeting by the designated proxies named by the Board of Directors. All shares of common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors.

The Board of Directors unanimously recommends a vote:

●	“FOR” the nominee for director; and
●	“FOR” ratification of the appointment of FORVIS, LLP to serve as the independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment as to how to vote your shares. This would include a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

Instead of voting by completing and mailing a proxy card, registered stockholders can vote their shares of VWF Bancorp common stock via the Internet. The Internet voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet voting appear on the enclosed proxy card. The deadline for voting by Internet is 11:59 p.m., Eastern Time, on November 15, 2022.

Revoking Your Proxy

Whether you vote by mail or via the Internet, if you are a registered stockholder, unless otherwise noted, you may later revoke your proxy by:

●	sending a written statement to that effect to our Corporate Secretary;
●	submitting a properly signed proxy card with a later date;
●	voting via the Internet at a later time (if initially able to vote in that manner) so long as such vote is received by the applicable time and date set forth above for registered stockholders; or
●	voting in person at the annual meeting (Note: Attendance at the annual meeting will not, in itself, constitute revocation of your proxy).

If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from you bank, broker, trustee or nominee to change those instructions.

Participants in the ESOP

If you participate in the ESOP, you will receive a voting instruction card that reflects all shares that you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of common stock held by the ESOP and all allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received valid voting instructions. The deadline for returning your voting instruction card is November 9, 2022.

CORPORATE GOVERNANCE

General

VWF Bancorp periodically reviews its corporate governance policies and procedures to ensure that it meets the highest standards of ethical conduct, reports results with accuracy and transparency and fully complies with the laws, rules and regulations that govern its operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for VWF Bancorp.

Director Independence

The Board of Directors currently consists of five members. The Board of Directors refers to the definition of “independent director” contained in the listing standards of the Nasdaq Stock Market when determining the independence of directors. The Board of Directors has determined that each director, except for Gary L. Clay and Jon A. Bagley, is an “independent director” as defined in the Nasdaq listing standards. Mr. Clay is not independent because he is employed by VWF Bancorp and Van Wert Federal as Executive Chairman of the Board. Mr. Bagley is not independent because he is the brother-in-law of Mr. Clay. In determining the independence of directors, the Board of Directors considered the relationships between Van Wert Federal and our directors that are not required to be reported under “Other Information Relating to Directors and Executive Officers – Transactions With Certain Related Persons,” consisting of loans and deposit accounts that our directors maintain at Van Wert Federal.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairman of the Board and of President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of those offices allows the President and Chief Executive Officer to better focus on his increasing responsibilities of managing VWF Bancorp, enhancing shareholder value, and expanding and strengthening VWF Bancorp’s franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Gary L. Clay serves as Executive Chairman and Mark K. Schumm serves as President and Chief Executive Officer.

To further strengthen the regular oversight of the full Board of Directors, the standing committees of the Board of Directors are comprised solely of independent directors. These committees are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. See “Committees of the Board of Directors.”

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face several risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks VWF Bancorp faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management also attends Board meetings and is available to address any questions or concerns raised by the Board of Directors on risk management and any other matters.

Committees of the Board of Directors

The following table identifies VWF Bancorp’s standing committees and their members. The members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are considered independent according to the relevant listing standards of the Nasdaq Stock Market. The charter of each committee is available in the Investors section of Van Wert Federal’s website (www.vanwertfederal.com).

	Audit	Compensation	Nominating and Corporate
Director	Committee	Committee	Governance Committee
Jon A. Bagley
Gary L. Clay
Charles F. Koch		Chair	Chair
Michael Keysor	Chair	X	X
Thomas J. Turnwald	X		X
Number of Meetings in Fiscal Year 2022	1	1	1

Audit Committee. The Audit Committee is established according to the requirements of the Securities Exchange Act of 1934, as amended. The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that no member of the Audit Committee qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Report of the Audit Committee.”

Compensation Committee. The Compensation Committee approves the compensation objectives for VWF Bancorp and Van Wert Federal, establishes the compensation for VWF Bancorp’s and Van Wert Federal’s senior management and conducts the performance review of the President and Chief Executive Officer. The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. The Committee also assists the Board of Directors in evaluating potential candidates for executive positions.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board of Directors in: (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board of Directors; (ii) recommending to the Board of Directors the director nominees for the next annual meeting; (iii) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; (iv) leading the Board of Directors in its annual review of the Board’s performance; and (v) recommending director nominees for each committee.

Minimum Qualifications for Director Nominees. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in our Bylaws, which include a requirement that the candidate had not been subject to certain criminal or regulatory actions, a residency requirement, and an age limitation. A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing documents.

If a candidate is deemed eligible for election to the Board of Directors, the Nominating and Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

●	contributions to the range of talent, skill and expertise of the Board of Directors;
●	financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;
●	familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations;
●	personal and professional integrity, honesty and reputation;
●	the ability to represent the best interests of our stockholders and the best interests of VWF Bancorp;
●	the ability to devote sufficient time and energy to the performance of his or her duties; and
●	independence, as that term is defined under applicable Securities and Exchange Commission and stock exchange listing criteria.

The Nominating and Corporate Governance Committee also will consider any other factors it deems relevant, including diversity, competition, size of the Board of Directors and regulatory disclosure obligations.

When nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he serves; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating and Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities the Bank serves. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders according to the policy and procedures set forth below. The Nominating and Corporate Governance Committee has not used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Consideration of Director Candidates Recommended by Stockholders. The policy of the Nominating and Corporate Governance Committee is to consider director candidates recommended by stockholders who appear to be qualified to serve on the Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at our main office address:

●	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;
●	The name and address of the stockholder as they appear on VWF Bancorp’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;
●	The class or series and number of shares of VWF Bancorp capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;
●	A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;
●	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;
●	The name, age, personal and business address of the candidate, the principal occupation or employment of the candidate;
●	The candidate’s written consent to serve as a director;
●	A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on the Board of Directors; and
●	Such other information regarding the candidate or the stockholder as would be required to be included in VWF Bancorp’s proxy statement pursuant to Regulation 14A of the Securities and Exchange Commission.

For a director candidate to be considered for nomination at VWF Bancorp’s annual meeting of stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days before the date on which VWF Bancorp’s proxy statement for the previous year’s annual meeting was released to stockholders, advanced by one year.

Board and Committee Meetings

The business of VWF Bancorp and Van Wert Federal is conducted through meetings and activities of their respective Board of Directors and committees. During the fiscal year ended June 30, 2022, the Board of Directors of VWF Bancorp held two meetings and the Board of Directors of Van Wert Federal held 15 meetings. No director attended fewer than 75% of the total meetings of the Boards of Directors and of the committees on which he served.

Director Attendance at Annual Meeting

This will be our first annual meeting of stockholders.

Codes of Ethics

We have adopted a Code of Ethics for Senior Officers and a Code of Business Conduct and Ethics. Both are designed to ensure that our directors and employees meet the highest standards of ethical conduct. The Code of Ethics for Senior Officers, which applies to our principal executive officer and principal financial officer, addresses conflicts of interest, the treatment of confidential information, and compliance with applicable laws, rules and regulations. The Code of Business Conduct and Ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, both codes are designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. The Code of Ethics for Senior Officers and the Code of Business Conduct and Ethics are available in the Investors section of Van Wert Federal’s website (www.vanwertfederal.com).

Anti-Hedging Policy

VWF Bancorp has adopted a policy that prohibits directors, officers and employees of VWF Bancorp or any of its subsidiaries, and their related persons, from purchasing or selling, or offering to purchase or offering to sell, derivative securities relating to VWF Bancorp’s common stock, whether or not issued by VWF Bancorp, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of VWF Bancorp’s common stock.

REPORT OF THE AUDIT COMMITTEE

VWF Bancorp’s management is responsible for VWF Bancorp’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and issuing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America. The Audit Committee oversees VWF Bancorp’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the financial statements with management and with the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (United States) Auditing Standard No. 1301, Communications with Audit Committees, which include the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the firm’s independence from VWF Bancorp and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of VWF Bancorp’s internal control over financial reporting and the overall quality of its financial reporting process.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the financial statements to accounting principles generally accepted in the United States of America. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in VWF Bancorp’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to stockholder ratification, FORVIS, LLP (successor to BKD, LLP) to serve as the independent registered public accounting firm for the fiscal year ending June 30, 2023.

Audit Committee of the Board of Directors

of

VWF Bancorp, Inc.

Michael Keysor (Chair)

Thomas J. Turnwald

DIRECTORS’ COMPENSATION

The following table provides the compensation received by the individuals who served as our directors during the fiscal year ended June 30, 2022. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each director. Each individual who serves as a director of VWF Bancorp also serves as a director of Van Wert Federal. All fees disclosed in the table below were paid by Van Wert Federal. No separate fees were paid by VWF Bancorp.

	Fees Earned or	All Other
	Paid in Cash ($)	Compensation ($) (1)	Total ($)
Jon A. Bagley	29,500	323	29,823
Gary L. Clay	82,667	3,415	86,082
Michael Keysor	28,000	268	28,268
Charles F. Koch	28,000	326	28,326
Thomas J. Turnwald	28,000	230	28,230

(1)	Represents imputed income related to insurance coverage pursuant to a split-dollar life insurance agreement. Mr. Clay’s amount includes $545 for imputed income related to insurance coverage pursuant to a split-dollar life insurance agreement, $250 for a club membership, and $2,620 for an employer 401(k) matching contribution.

Split-Dollar Life Insurance. Van Wert Federal maintains the Van Wert Federal Savings Bank Split Dollar Life Insurance Plan, in which each director participates. Van Wert Federal purchased life insurance policies on the life of each director in an amount sufficient to provide for the benefits under the plan. The executive has the right to designate the beneficiary who will receive his or her share of the proceeds payable upon his death. The policies are owned by Van Wert Federal, which paid the premium due on the policies. In accordance with their participation agreements under the plan, upon the death of a covered executive before a separation from service, the proceeds of the policy are divided between the executive’s beneficiary, who is entitled to the lesser of (i) 50% of the net at risk amount capped at $250,000 or (ii) the net at risk amount. The “net at risk” amount equals the total death benefit of a life insurance policy less the cash surrender value of the policy.

Employment Agreement with Gary L. Clay. Van Wert Federal has entered into an employment agreement with Mr. Clay. The employment agreement has an initial term of two years. Commencing on the first anniversary of the date of the employment agreement and continuing each anniversary thereafter, the term of the agreement will extend for an additional year, so that the term again become two years. However, at least 30 days before the anniversary date of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of the executive and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify the executive before the applicable anniversary date and the term of the agreement will expire at the end of the then current term. If a change in control occurs during the terms of the employment agreement, the term of the agreement will automatically renew for two years from the effective date of the change in control.

The employment agreement provides Mr. Clay with annual base salary of $80,000. The board of directors will review the executive’s base salary at least annually and the base salary may be increased, but not decreased. In addition to receiving base salary, the executive may participate in any bonus programs and benefit plans made available to senior management employees. Van Wert Federal also provides Mr. Clay with a company-owned or leased automobile and reimburse him for all reasonable business expenses incurred in performing his duties, as well for a social membership at a local country club.

If Mr. Clay voluntarily terminates employment without “good reason,” he will be entitled to receive the sum of his (i) unpaid salary, (ii) unpaid expense reimbursements, (iii) unused accrued paid time off and (iv) earned but unpaid incentive compensation (i.e., the “Accrued Obligations”).

If Mr. Clay’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event other than in connection with a change in control, he will receive a severance payment, paid in a lump sum, equal to the Accrued Obligations plus the base salary and bonuses (based on the highest annual bonus earned during the three most recent calendar years before his date of termination) he would have received during the remaining term of the employment agreement. In addition, if the executive elects COBRA coverage, he will be reimbursed for their monthly COBRA premium payments for up to 18 months.

If Mr. Clay’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of the executive’s resignation for “good reason,” in either event within 24 months following a change in control, he will receive a severance payment, paid in a single lump sum, equal to his Accrued Obligations plus two times the sum of (i) his base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and highest annual cash bonus earned for the year in which the change in control occurs or any of the three prior calendar years. In addition, if the executive elects COBRA coverage, the executive will be reimbursed for his monthly COBRA premium payments for up to 18 months.

For purposes of the employment agreement, “good reason” includes (i) a material reduction in Mr. Clay’s authority, duties or responsibilities, (ii) a material reduction in his salary or incentive compensation opportunities, (iii) a relocation of his principal place of employment by more than 35 miles from Van Wert Federal’s main office location, or (iv) a material breach of the employment agreement by Van Wert Federal.

Should Mr. Clay become disabled during the term of the employment agreement, he will be entitled to the Accrued Obligations plus disability benefits, if any, provided under a long-term disability plan sponsored by Van Wert Federal. If he dies while employed by Van Wert Federal, his beneficiaries will receive the Accrued Obligations plus any benefit payable under the life insurance program sponsored by Van Wert Federal.

Salary Continuation Agreement with Mr. Clay. Van Wert Federal has entered into a salary continuation agreement with Mr. Clay. Under the salary continuation agreement, upon Mr. Clay’s separation from service on or after his normal retirement age of 65, he is entitled to an annual payment of $11,869. The benefit is paid monthly for Mr. Clay’s lifetime with a guaranteed payment for 15 years. At the time Mr. Clay initially retired from Van Wert Federal, he experienced a separation of service for purposes of the Salary Continuation Plan and began receiving payments under the agreement.

Upon termination of employment (other than a termination in connection with a change in control), Mr. Clay will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his employment agreement.

STOCK OWNERSHIP

The following table provides information, as of September 23, 2022, about the beneficial owners known to VWF Bancorp that own more than 5% of our outstanding common stock. A person may be considered to beneficially own any shares of common stock over which the person has, directly or indirectly, sole or shared voting or investment power.

	Number of Shares		Percent of Common
Name and Address	Owned		Stock Outstanding (1)
Van Wert Federal Savings Bank Employee Stock Ownership Plan	153,834		8.0%
976 South Shannon Street
Van Wert, Ohio 45891

Charles F. Koch	103,814	(2)	5.4
976 South Shannon Street
Van Wert, Ohio 45891

Michael Keysor	100,000	(3)	5.2
976 South Shannon Street
Van Wert, Ohio 45891

Thomas J. Turnwald	100,000	(4)	5.2
976 South Shannon Street
Van Wert, Ohio 45891

(1)	Based on 1,922,924 shares outstanding as of September 23, 2022.
(2)	Based on A Schedule 13D filed with the Securities and Exchange Commission on July 22, 2022.
(3)	Based on A Schedule 13D filed with the Securities and Exchange Commission on July 22, 2022.
(4)	Based on A Schedule 13D filed with the Securities and Exchange Commission on July 22, 2022.

The following table provides information, as of September 23, 2022, about the shares of common stock beneficially owned by each nominee for director, by each director continuing in office, by each executive officer, and by all directors and executive officers as a group. A person may be considered to beneficially own any shares of common stock over which he has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown and none of the named individuals has pledged his or her shares.

			Percent of
	Number of Shares		Common Stock
	Owned		Outstanding (1)
Director Nominees and Directors Continuing in Office:
Jon A. Bagley	88,000	(2)	4.6%
Gary L. Clay	51,000	(3)	2.7
Charles F. Koch	103,814	(4)	5.4
Michael Keysor	100,000	(5)	5.2
Thomas J. Turnwald	100,000		5.2

Executive Officers Who Are Not Directors:
Mark K. Schumm	35,002	(6)	1.8
Kylee J. Moody	10,160	(7)	*
All directors and executive officers as a group (7 persons)	487,976		25.4%

*	Less than 1%.
(1)	Based on 1,922,924 shares outstanding as of September 23, 2022.
(2)	Includes 38,000 held by spouse’s trust.
(3)	Includes 46,000 shares held in an Individual Retirement account (“IRA”).
(4)	Includes 50,000 shares held in an IRA, 3,814 shares held in a trust, 27,500 shares held by spouse, and 22,500 shares held by spouse’s IRA.
(5)	Includes 50,000 shares held by spouse.
(6)	Includes 32,502 shares held in an IRA.
(7)	Consists of 10,160 shares held in an IRA.

BUSINESS ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1 — Election of Directors

VWF Bancorp’s Board of Directors consists of five members. The Board of Directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The nominee for election is Thomas J. Turnwald. He currently serves as a director of VWF Bancorp and Van Wert Federal.

The Board of Directors intends to vote the proxies solicited by it in favor of the election of the nominee named above. If the nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve.

The Board of Directors unanimously recommends that you vote “FOR” the nominees for director.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The indicated age for each individual is as of June 30, 2022. The indicated period for service as a director includes service as a director of Van Wert Federal. Except as noted below, there are no family relationships among the directors.

Director Nominees for Terms Expiring in 2025

Thomas J. Turnwald (age 51; director since 2018) is the owner and President of National Door & Trim and Teem Wholesale located in Van Wert, Ohio. These two manufacturing companies supply millwork products for residential and commercial construction. Mr. Turnwald graduated from Toledo University in 1993 and returned home to work for his father at National Door and Trim. While working there, he started a new business, Teem Wholesale. When his father retired from National Door & Trim in 2006, Mr. Turnwald also took over management of that operation. Mr. Turnwald is currently Chairman of the Board of Van Wert County Hospital. He also serves on the Board of the Van Wert County Foundation and the Business Development Corporation of Van Wert. His 25 years of experience in residential and commercial construction area provides the board of directors with valuable insight into the housing and commercial construction area.

Directors Continuing in Office with Terms Expiring in 2023

Charles F. Koch (age 66; director since 1994) is an attorney-at-law and the owner of Koch Law Office. Mr. Koch graduated from The Ohio State University before earning his law degree from Ohio Northern University. He has been practicing law for 40 years with a strong emphasis on real estate law. He is currently the Chairman of the Board of the Van Wert County Foundation. His legal expertise provides the board of directors with invaluable legal insight with respect to the real estate lending operations of Van Wert Federal.

Michael Keysor (age 53; director since 2016) is the President of Custom Assembly, a warehousing and assembly business in Haviland, Ohio. Custom Assembly has locations throughout the United States. Mr. Keysor is a graduate of Toledo University with a degree in Business Management. After graduation, he worked at State Bank and Trust before joining his family’s business in 1992. He serves on the Board of Trustees of the Van Wert County Hospital. His 30 years of warehousing and logics experience provides the board of directors with valuable insight into the needs in the warehousing and transportation sector of Van Wert Federal’s community.

Directors Continuing in Office with Terms Expiring in 2024

Gary L. Clay (age 68; director since 1992) is the Executive Chairman of VWF Bancorp and Van Wert Federal. He has held that position with Van Wert Federal since 2019. He joined Van Wert Federal in 1977 after graduating from Bluffton College with a degree in Accounting and Business Administration. He began his career with Van Wert Federal as its accountant and lending officer. He advanced to different positions within Van Wert Federal, including Vice-President and Senior Lending Officer. In 2006, he was named President and Chief Executive Officer of Van Wert Federal. Mr. Clay serves as Chairman of the Board of the Van Wert County Foundation and as a trustee of both The Marsh Foundation and Van Wert Forward. Mr. Clay’s 45 years of community banking experience and knowledge of Van Wert Federal’s business and market area provides the board of directors with valuable insight into the business of Van Wert Federal. Mr. Clay is the brother-in-law of Jon A. Bagley.

Jon Bagley (age 58; director since 2015) is the Interim President and Chief Executive Officer of Van Wert Health. He joined Van Wert Health on June 7, 2022. Mr. Bagley also serves as Secretary on the Board of Directors of Vancrest Management Corporation (“Vancrest”), headquartered in Van Wert, Ohio. Vancrest currently operates 11 health care campuses throughout the state of Ohio. Mr. Bagley is a graduate of Tri-State University with a degree in chemical engineering and holds an MBA from the University of Saint Frances. He began his working career in the manufacturing sector, holding a variety of engineering, human resource, and plant leadership positions before joining Vancrest in 1994. At Vancrest he served as Chief Operating Officer for 25 years. Mr. Bagley’s experience provides the board of directors with a valuable perspective on health care and personnel issues. Mr. Bagley is the brother-in-law of Mr. Clay.

Executive Officers Who Do Not Serve as Directors

Set forth below is information regarding our executive officers who do not serve as directors of VWF Bancorp. They have held their current position for at least the last five years, unless otherwise stated. The age presented is as of June 30, 2022.

Mark K. Schumm, age 50, serves as the President, Chief Executive Officer and Senior Lending Officer of Van Wert Federal and President and Chief Executive Officer of VWF Bancorp. He served as a director of Van Wert Federal from 2019 through 2021. He began his career at Van Wert Federal in 2007 as a lender and led the loan department before becoming President and Chief Executive Officer. His experience at Van Wert Federal includes many facets of its operations, including lending, operations, and information technology. He holds a Bachelor’s of Science degree in Agribusiness and Applied Economics and a minor in Accounting from The Ohio State University and a Masters of Business Administration from Wright State University. He operated a 550 acre grain farm with his father through 2017. Mr. Schumm serves on the board of directors for Community Health Professionals, Van Wert Economic Development Corporation, and the Van Wert YMCA.

Kylee J. Moody, age 40, serves as Chief Financial Officer and Treasurer of VWF Bancorp and Chief Financial Officer of Van Wert Federal. She has served as Chief Financial Officer of Van Wert Federal since 2015. Ms. Moody joined Van Wert Federal in 2012 as an Accountant. Before joining Van Wert Federal, she served as Administrative Manager for Tecumseh Packaging Solutions from 2006 to 2012. She received a Bachelor of Science in Accounting and Public Relations and a Masters of Business Administration from Heidelberg College. Ms. Moody previously served on the boards of the United Way of Van Wert County and St. Mary of the Assumption Catholic School. She serves on the finance committee at St. Mary of the Assumption Catholic Church and as secretary of the Van Wert Marlins Parent Board.

Item 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

FORVIS, LLP (successor to BKD, LLP) served as our independent registered public accounting firm for the fiscal year ended June 30, 2022. The Audit Committee of the Board of Directors has appointed FORVIS, LLP to serve as the independent registered public accounting firm for the 2023 fiscal year, subject to ratification by stockholders. A representative of FORVIS, LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the appointment of the independent registered public accounting firm is not ratified by a majority of the votes cast by stockholders at the annual meeting, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of FORVIS, LLP to serve as the independent registered public accounting firm.

Audit Fees. The following table sets forth the fees that FORVIS, LLP billed for the fiscal year ended June 30, 2022:

2022
Audit Fees (1)	$59,600
Audit-Related Fees	—
Tax Fees	7,100
All Other Fees (2)	6,800

(1)	Consists of fees for professional services rendered for the audit of the financial statements included in the Annual Report on Form 10-K, for the review of financial statements included in the Quarterly Reports on Form 10-Q and for services normally provided by the independent registered public accountant in connection with statutory and regulatory filings or engagements.
(2)	Consists of fees for services associated with exploratory discussions regarding a potential mutual-to-stock conversion transaction by Van Wert Federal.

Change in Independent Registered Public Accountants. On June 27, 2022, VWF Bancorp dismissed Wipfli LLP (“Wipfli”) as VWF Bancorp’s independent registered public accounting firm. VWF Bancorp notified Wipfli of its dismissal on June 27, 2022 (the “Notice Date”). The decision to dismiss Wipfli was approved by the Audit Committee of the Board of Directors. The dismissal was not related to any disagreements with Wipfli on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The audit reports of Wipfli on the financial statements of Van Wert Federal for each of the past two fiscal years ended June 30, 2021 and June 30, 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During VWF Bancorp’s two most recent fiscal years ended June 30, 2021 and June 30, 2020 and the subsequent interim period from July 1, 2021 through the Notice Date: (i) there were no disagreements with Wipfli on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Wipfli’s satisfaction, would have caused Wipfli to make reference to the subject matter of the disagreement in connection with its reports, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (the “SEC”).

On June 27, 2022 (the “Engagement Date”), VWF Bancorp engaged FORVIS, LLP, successor to BKD, LLP, to serve as VWF Bancorp’s independent registered public accounting firm for the fiscal year ended June 30, 2022. The selection of FORVIS LLP was approved by the Audit Committee of the Board of Directors.

During VWF Bancorp’s two most recent fiscal years ended June 30, 2021 and June 30, 2020 and the subsequent interim period from July 1, 2021 through the Engagement Date, neither VWF Bancorp any nor anyone on its behalf consulted with FORVIS LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on VWF Bancorp’s consolidated financial statements, and neither a written report nor oral advice was provided to VWF Bancorp that FORVIS LLP concluded was an important factor considered by VWF Bancorp in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in SEC Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in SEC Regulation S-K Item 304(a)(1)(v)).

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. This approval process ensures that the independent registered public accounting firm does not provide any non-audit service to us prohibited by law or regulation.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for our principal executive officer and the other most highly compensated executive officer (other than the principal executive officer) serving during the fiscal year ended June 30, 2022, whose total compensation exceeded $100,000 for the fiscal year ended June 30, 2022. These individuals are sometimes referred to in this proxy statement as the “named executive officers.”

				All Other
Name and Principal Position(s)	Year	Salary	Bonus (1)	Compensation (2)	Total
Mark K. Schumm	2022	$187,250	$12,000	$26,418	$225,668
President and Chief Executive Officer	2021	169,125	12,000	37,315	218,440

Kylee J. Moody	2022	$115,000	$6,000	$7,347	$128,347
Chief Financial Officer and Treasurer	2021	110,750	8,000	7,208	125,958

(1)	Bonuses are discretionary up to 15% of pre-tax operating income as established in Board-approved policy.
(2)	For 2022, All Other Compensation consists of the following:

	401(k) Plan		Life Insurance
	Matching		Imputed	Director
Name	Contribution	Club Dues	Income	Fees	Total
Mr. Schumm	$11,955	$250	$213	$14,000	$26,418
Ms. Moody	7,260		87	—	7,347

Executive Compensation

Employment Agreement with Mark K. Schumm. Van Wert Federal has entered into an employment agreement with Mr. Schumm. The employment agreement has an initial term of two years. Commencing on the first anniversary of the date of the employment agreement and continuing each anniversary thereafter, the term of the agreement will extend for an additional year, so that the term again become two years. However, at least 30 days before the anniversary date of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of Mr. Schumm and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify him before the applicable anniversary date and the term of the agreement will expire at the end of the then current term. If a change in control occurs during the terms of the employment agreement, the term of the agreement will automatically renew for two years from the effective date of the change in control.

The employment agreement provides Mr. Schumm with an annual base salary of $201,250. The board of directors will review his base salary at least annually and the base salary may be increased, but not decreased; provided, however, that beginning January 1, 2023, Mr. Schumm’s base salary will be reset at $173,250. In addition to receiving base salary, Mr. Schumm may participate in any bonus programs and benefit plans made available to senior management employees. Van Wert Federal will also reimburse Mr. Schumm for all reasonable business expenses incurred in performing his duties, as well for a social membership at a local country club.

If Mr. Schumm voluntarily terminates employment without “good reason,” he will be entitled to receive the sum of his (i) unpaid salary, (ii) unpaid expense reimbursements, (iii) unused accrued paid time off and (iv) earned but unpaid incentive compensation (collectively, the “Accrued Obligations”).

If Mr. Schumm’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event other than in connection with a change in control, he will receive a severance payment, paid in a lump sum, equal to the Accrued Obligations plus the base salary and bonuses (based on the highest annual bonus earned during the three most recent calendar years before his date of termination) he would have received during the remaining term of the employment agreement. In addition, if he elects COBRA coverage, he will be reimbursed for their monthly COBRA premium payments for up to 18 months.

If Mr. Schumm’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event within 24 months following a change in control, he will receive a severance payment, paid in a single lump sum, equal to his Accrued Obligations plus two times the sum of (i) his base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and highest annual cash bonus earned for the year in which the change in control occurs or any of the three prior calendar years. In addition, if he elects COBRA coverage, he will be reimbursed for his monthly COBRA premium payments for up to 18 months.

For purposes of the employment agreement, “good reason” includes (i) a material reduction in Mr. Schumm’s authority, duties or responsibilities, (ii) a material reduction in his salary or incentive compensation opportunities, (iii) a relocation of his principal place of employment by more than 35 miles from Van Wert Federal’s office location, or (iv) a material breach of the employment agreement by Van Wert Federal. Notwithstanding the foregoing, it is anticipated that Mr. Schumm’s title will become Chief Operating Officer and Chief Risk Officer once Van Wert Federal hires a new President and Chief Executive Officer and his duties and responsibilities will change accordingly at that time and that change will not constitute good reason for purposes of the employment agreement.

Should Mr. Schumm become disabled during the term of the employment agreement, he will be entitled to the Accrued Obligations plus disability benefits, if any, provided under a long-term disability plan sponsored by Van Wert Federal. If he dies while employed by Van Wert Federal, his beneficiaries will receive the Accrued Obligations plus any benefit payable under the life insurance program sponsored by Van Wert Federal.

Upon termination of employment (other than a termination in connection with a change in control), Mr. Schumm will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his employment agreement.

Change in Control Agreement with Kylee J. Moody. Van Wert Federal has entered into a change in control agreement with Ms. Moody. The change in control agreement has an initial term of two years. At least 30 days before the anniversary date of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of Ms. Moody and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify her before the applicable anniversary date and the term of the agreement will expire at the end of the then current term. If a change in control occurs during the terms of the employment agreements, the terms of the agreements will automatically renew for two years from the effective date of the change in control.

If Ms. Moody’s employment involuntary terminates for reasons other than cause, or in the event of her resignation for “good reason” (which is defined substantially in the same manner as the term is defined in the employment agreement with Mr. Schumm), during the term of the agreement, she will receive a severance payment, paid in a single lump sum, equal to two times the sum of (i) her base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and highest annual cash bonus earned for the year in which the change in control occurs or any of the three prior calendar years. In addition, if she elects COBRA coverage, she will be reimbursed for her monthly COBRA premium payments for up to 18 months. The severance benefits under the agreement may be reduced if the severance benefits under the change in control agreement or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code.

Split-Dollar Life Insurance. Van Wert Federal maintains the Van Wert Federal Savings Bank Split Dollar Life Insurance Plan, in which Mr. Schumm and Ms. Moody participate. Van Wert Federal purchased life insurance policies on the life of each executive in an amount sufficient to provide for the benefits under the plan. The executive has the right to designate the beneficiary who will receive his or her share of the proceeds payable upon his or her death. The policies are owned by Van Wert Federal, which paid the premium due on the policies. In accordance with their participation agreements under the plan, upon the death of a covered executive before a separation from service, the proceeds of the policy are divided between the executive’s beneficiary, who is entitled to the lesser of (i) 50% of the net at risk amount capped at $250,000 or (ii) the net at risk amount. The “net at risk” amount equals the total death benefit of a life insurance policy less the cash surrender value of the policy.

Defined Benefit Pension Plan. Van Wert Federal participates in a multiple employer defined benefit pension plan. Effective as of March 31, 2016, the pension plan was amended so that no new employees would become eligible to participate in the plan and the annual benefit provided to employees under the plan was frozen. Freezing the plan eliminated all future benefit accruals; however, the accrued benefits as of March 31, 2016, remain. Van Wert Federal intends to withdraw as a participant from the pension plan during the fourth calendar quarter of 2022 or the first calendar quarter of 2023. Mr. Schumm and Ms. Moody participate in the pension plan.

The normal retirement benefit formula under the pension plan provides for a benefit, payable at age 65 as a straight life annuity, equal to 1.50% times the participant’s average of the highest five consecutive years salary times a participant’s years of benefit service under the pension plan. Participants’ highest average salaries and benefit service were frozen for purposes of the pension plan as of March 31, 2016. Participants may receive an early retirement benefit after attaining age 45 that equals the normal retirement benefit reduced by 3% for each year between the participant’s age at early retirement and age 65.

401(k) Plan. Van Wert Federal maintains the Van Wert Federal Savings Bank 401(k) Profit Sharing Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). Mr. Schumm and Ms. Moody are eligible to participate in the 401(k) Plan on the same terms as other eligible employees.

A participant may elect to defer, on a pre-tax basis, the maximum amount of compensation permitted by the Internal Revenue Code. For 2022, the salary deferral contribution limit is $20,500, provided, however, that a participant over age 50 may contribute an additional $6,500 to the 401(k) Plan for a total of $27,000. In addition to salary deferral contributions, Van Wert Federal currently makes matching contributions at the level of 100% of the participant’s salary deferral on the first 6% of the participant’s compensation. It may also make other discretionary contributions to the 401(k) Plan.

A participant is always 100% vested in his or her salary deferral contributions. A participant will vest in matching and other employer contributions at the rate of 20% per year of service, beginning after two years of service, so that a participant will become fully vested after completing six years of credited service. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed following the participant’s termination of employment. However, participants may take in-service withdrawals from the 401(k) Plan in certain circumstances, including for loans and hardships.

Employee Stock Ownership Plan. Van Wert Federal maintains the Van Wert Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), a tax-qualified defined contribution plan for eligible employees. The named executive officers are eligible to participate in the ESOP Plan on the same terms as other eligible employees of Van Wert Federal.

The ESOP trustee holds the shares purchased by the ESOP in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the trustee repays the loan used to purchase the shares. The trustee will allocate the shares released among participants based on each participant’s proportional share of compensation relative to all participants. A participant will vest in his or her account balance based on his or her years of service at the rate of 20% per year of service, beginning after one year of service, so that a participant will be fully vested after completing six years of credited service.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires VWF Bancorp’s executive officers and directors, and persons who own more than 10% of any registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of the reports we have received and of written representations provided to us by the individuals required to file the reports, we believe that each executive officer, director and greater than 10% beneficial owner has complied with applicable reporting requirements for transactions in VWF Bancorp common stock during the fiscal year ended June 30, 2022.

Transactions with Related Persons

Loans and Extensions of Credit. Federal law generally prohibits publicly-traded companies from making loans and extensions of credit to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Van Wert Federal, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees.

For residential mortgage loans on primary residences only, Van Wert Federal makes loans to its directors, officers and employees through a program where the loans are made at a reduced interest rate of 1.00% below the interest rate offered to the public. Origination fees are also waived. The following table list the directors and executive officers who participated in the loan program during the fiscal year ended June 30, 2022. As to each individual, this table sets forth certain information with respect to his or her loans where the aggregate balance of his or her loan exceeded $120,000 at any time during the periods presented.

	Largest
	Aggregate
	Balance	Principal	Principal	Interest Paid
	07/01/21 to	Balance	Paid 07/01/21	07/01/21 to	Interest
Name	06/30/22	06/30/22	to 06/30/22	06/30/22	Rate
Mark K. Schumm	$128,930	$113,288	$15,642	$2,740	2.25%
Jon A. Bagley	200,510	120,348	80,162	3,276	1.50
Michael Keysor	520,000	507,718	12,282	5,741	1.875
Thomas J. Turnwald	697,500	691,797	5,703	1,308	1.50

None of the loans presented in the above table involve more than the normal risk of collection or present other unfavorable features. All such loans were performing according to their original repayment terms at June 30, 2022, and were made in compliance with federal banking regulations.

Other Transactions. Charles F. Koch, an attorney-at-law, performs title searches and other legal work for Van Wert Federal. Van Wert Federal paid him title search fees and legal fees totaling approximately $110,000 during the fiscal year ended June 30, 2022. These fees were paid in the ordinary course of business and on substantially the same terms and conditions as for unrelated third parties.

SUBMISSION OF STOCKHOLDER BUSINESS PROPOSALS AND NOMINATIONS

VWF Bancorp must receive proposals that shareholders seek to include in the proxy statement for its next annual meeting no later than June 15, 2023. If next year’s annual meeting is held on a date that is more than 30 calendar days from November 16, 2023, a shareholder proposal must be received by a reasonable time before we begin to print and mail our proxy solicitation materials for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Under Securities and Exchange Commission Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the annual meeting of stockholders to be held in 2023 must give VWF Bancorp notice of its intent to solicit proxies by providing the name(s) of its nominee(s) and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. If next year’s annual meeting is held on a date that is more than 30 calendar days from November 16, 2023, then notice must be given by the later of 60 calendar days before the date of the annual meeting or the 10th calendar day following the day on which VWF Bancorp first makes public announcement of the date of the annual meeting.

In addition to the requirement set forth under Securities and Exchange Commission Rule 14a-19, under VWF Bancorp’s bylaws, for a stockholder to properly bring business before an annual meeting or make nominations for the election of directors, the stockholder must give written notice to our Corporate Secretary at our principal executive office not less than ninety (90) days nor more than one hundred (100) days before the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days before the anniversary of the prior year’s annual meeting of stockholders, such written notice shall be timely only if delivered or mailed to and received by the Corporate Secretary at the principal executive office no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the 10th day following the earlier of the day notice of the meeting was mailed to stockholders or such public disclosure was made. Such written notice must also contain the information specified by the Bylaws. A copy of the Bylaws may be obtained by contacting our Corporate Secretary.

STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with the Board of Directors or an individual director should do so in writing to VWF Bancorp, Inc., 976 South Shannon Street, Van Wert, Ohio 45891. Communications regarding financial or accounting policies may be made in writing to the Chair of the Audit Committee, at the same address. All other communications should be sent in writing to the attention of the Chair of the Nominating and Corporate Governance Committee at the same address.

MISCELLANEOUS

VWF Bancorp will pay the cost of this proxy solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending proxy materials to the beneficial owners of VWF Bancorp common stock. In addition to soliciting proxies by mail, our directors, officers and regular employees may solicit proxies personally or by telephone without receiving additional compensation.

VWF Bancorp’s Annual Report on Form 10-K is included with this proxy statement. Any stockholder who has not received a copy of the Form 10-K may obtain a copy by writing to our Corporate Secretary or by accessing a copy online. See “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on November 16, 2022.” The Form 10-K is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares of VWF Bancorp common stock in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, the stockholder should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Please vote by marking, signing, dating and promptly returning a proxy card or by voting via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS

Jon Bagley
Corporate Secretary

Van Wert, Ohio
October 13, 2022

October 13, 2022

Dear ESOP Participant:

On behalf of the Board of Directors of VWF Bancorp, Inc. (the “Company”), we are forwarding to you the enclosed green vote authorization form for you to convey your voting instructions to First Trust of MidAmerica (the “ESOP Trustee”), the trustee of the Van Wert Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), on the proposals to be presented at the Annual Meeting of Stockholders to be held on November 16, 2022 (the “Annual Meeting”). The Notice and Proxy Statement for the Annual Meeting of Stockholders is also enclosed.

As an ESOP participant, you are entitled to instruct the ESOP Trustee how to vote the shares of the Company’s common stock allocated or deemed allocated to your account as of September 23, 2022, the record date for determining the stockholders entitled to vote at the Annual Meeting of Stockholders. Although no shares have yet been allocated under the ESOP, solely for purposes of instructing the ESOP Trustee as to how to vote shares at the Annual Meeting, you are deemed to have a single share of Company common stock allocated to your account under the ESOP. To instruct the ESOP Trustee how to vote the share deemed allocated to your account, please complete, sign, date and return the enclosed green vote authorization form in the postage pre-paid envelope provided with this letter. The ESOP Trustee of the ESOP must receive your vote authorization form no later than November 9, 2022. The shares of Common Stock held in the ESOP Trust for which timely instructions are not received, will be voted by the ESOP Trustee in a manner that most accurately reflects the instructions the ESOP Trustee timely receives from participants, subject its fiduciary duties.

Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or of Van Wert Federal Savings Bank.

Sincerely,

Gary L. ClayMark K. Schumm

Executive Chairman of the BoardPresident and Chief Executive Officer

VAN WERT FEDERAL SAVINGS BANK EMPLOYEE STOCK OWNERSHIP PLAN

VOTE AUTHORIZATION FORM

I understand that First Trust of MidAmerica (the “Trustee”), the trustee for the Van Wert Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), is the holder of record and custodian of all shares of VWF Bancorp, Inc. (the “Company”) common stock for the ESOP. I further understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on November 16, 2022. I understand that, to be considered, my vote authorization form must be received by the ESOP Trustee by November 9, 2022.

Accordingly, the Trustee is hereby authorized to vote the share deemed allocated to my account as follows:

1.	Election of Director

FORWITHHOLD

Thomas Turnwald □ □

2.	To ratify the appointment of FORVIS, LLP to serve as the independent registered public accounting firm for the fiscal year ending June 30, 2023.

□ FOR□ AGAINST□ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE FOR DIRECTOR AND “FOR” PROPOSAL 2.

_______________________________________________________________________

DateSignature

Complete, date, sign, date, and return this form in the enclosed, postage-prepaid envelope so that the ESOP trustee receives it no later than November 9, 2022.

VWF BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 16, 2022

THIS REVOCABLE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Jon Bagley, Gary L. Clay, Michael Keysor and Charles F. Koch, as attorneys and proxies and each with full powers of substitution, to represent the undersigned and vote all shares of common stock of VWF Bancorp, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Willow Bend Country Club, 579 Hospital Drive, Van Wert, Ohio, on Wednesday, November 16, 2022, at 2:00 p.m., Eastern Time. The above named attorneys and proxies are hereby authorized to cast all votes which the undersigned is entitled to cast as set forth below.

THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED IT WILL BE VOTED “FOR” THE DIRECTOR NOMINEE AND “FOR” THE OTHER LISTED PROPOSAL.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notifying the Company’s Corporate Secretary at the Annual Meeting of the undersigned’s decision to revoke this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and eﬀect. This proxy may also be revoked by sending written notice to the Company’s Corporate Secretary at the address set forth on the Notice of Annual Meeting, by voting via the Internet at a later time or by submitting a signed, later-dated proxy prior to a vote being taken on a proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting, the Proxy Statement for the Annual Meeting, and the Annual Report on Form 10-K.

Please complete, sign and date this proxy and return it promptly in the enclosed envelope.

The Board of Directors unanimously recommends a vote “FOR” the director nominee and “FOR” the other listed proposal.

1.	Election of Director

FORWITHHOLD

Thomas Turnwald □ □

2.To ratify the appointment of FORVIS, LLP to serve as the independent registered public accounting firm for the fiscal year ending June 30, 2023.

□ FOR□ AGAINST□ ABSTAIN

Date:

Signature of Stockholder

Signature of Stockholder

NOTE: Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder should sign but the signature of only one holder is required.

VOTING INSTRUCTIONS ON REVERSE SIDE

Voting Instructions

You may vote your proxy in the following ways:

8 Via Internet:

8 Login to http://www.annualgeneralmeetings.com/vwfb

8 Enter your control number (12 digit number located below)

+ Via Mail:

Pacific Stock Transfer Company

c/o Proxy Department

6725 Via Austi Parkway, Suite 300

Las Vegas, Nevada 89119

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., Eastern Time, on November 15, 2022